SLM Private Credit Student Loan Trust 2003-B
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 9/1/04-11/30/04

I. Deal Parameters

		Student Loan Portfolio Characteristics	8/31/2004	Activity	11/30/2004
A	i	Portfolio Balance	$1,163,803,196.65	($2,108,222.26)	$1,161,694,974.39
	ii	Interest to be Capitalized	51,369,803.81		43,984,976.52

	iii	Total Pool	$1,215,173,000.46		$1,205,679,950.91

	iv	Cash Capitalization Account (Cii)	102,590,156.00		74,242,876.07

	v	Asset Balance	$1,317,763,156.46		$1,279,922,826.98

	i	Weighted Average Coupon (WAC)	4.878%		5.352%
	ii	Weighted Average Remaining Term	178.59		178.59
	iii	Number of Loans	137,257		135,684
	iv	Number of Borrowers	99,350		99,350
	v	Prime Loans Outstanding	$999,081,179		$997,419,018
	vi	T-bill Loans Outstanding	$213,773,292		$205,921,320
	vii	Fixed Loans Outstanding	$2,318,529		$2,339,614

						% of		% of
	Notes		Cusips	Spread	Balance 9/15/04	O/S Securities**	Balance 12/15/04	O/S Securities**
B	i	A-1 Notes	78443CAL8	0.100%	$527,644,742.98	40.878%	$489,804,415.50	39.093%
	ii	A-2 Notes	78443CAM6	0.400%	440,506,000.00	34.127%	440,506,000.00	35.158%
	iii	A-3 ARS	78443CAN4	ARS	109,000,000.00	8.445%	109,000,000.00	8.700%
	iv	A-4 ARS	78443CAP9	ARS	109,000,000.00	8.445%	109,000,000.00	8.700%
	v	B Notes	78443CAQ7	0.700%	43,871,000.00	3.399%	43,871,000.00	3.501%
	vi	C Notes	78443CAR5	1.600%	60,744,000.00	4.706%	60,744,000.00	4.848%

	vii	Total Notes			$1,290,765,742.98	100.000%	$1,252,925,415.50	100.000%

			9/15/2004	12/15/2004
C	i	Specified Reserve Account Balance ($)	$3,118,201.00	$3,118,201.00
	ii	Reserve Account Balance ($)	$3,118,201.00	$3,118,201.00
	iii	Cash Capitalization Acct Balance ($)	$102,590,156.00	$74,242,876.07
	iv	Initial Asset Balance	$1,349,870,574	$1,349,870,574
	v	Specified Overcollateralization Amount	$26,997,411.48	$26,997,411.48
	vi	Actual Overcollateralization Amount	$26,997,413.48	$26,997,411.48
	vii	Has the Stepdown Date Occurred?*	No	No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or June 15, 2008. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

**	Percentages may not total 100% due to rounding

II. 2003-B Transactions from: 9/1/2004 through: 11/30/2004

A	Student Loan Principal Activity
	i	Principal Payments Received	$16,022,082.16
	ii	Purchases by Servicer (Delinquencies >180)	2,889,717.87
	iii	Other Servicer Reimbursements	133.96
	iv	Seller Reimbursements	34,867.10

	v	Total Principal Collections*	$18,946,801.09

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(15,199,777.94)
	iii	Capitalized Insurance Fee	(1,616,581.41)
	iv	Other Adjustments	(22,219.48)

	v	Total Non-Cash Principal Activity	$(16,838,578.83)

C	Total Student Loan Principal Activity		$2,108,222.26

D	Student Loan Interest Activity
	i	Interest Payments Received	$6,419,958.14
	ii	Purchases by Servicer (Delinquencies >180)	114,567.43
	iii	Other Servicer Reimbursements	0.19
	iv	Seller Reimbursements	383.40
	v	Late Fees	89,105.65
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$6,624,014.81

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	15,199,777.94
	iii	Other Interest Adjustments	10,561.37

	iv	Total Non-Cash Interest Adjustments	$15,210,339.31

F	Total Student Loan Interest Activity		$21,834,354.12

III. 2003-B Collection Account Activity 9/1/2004 through: 11/30/2004
A	Principal Collections
	i	Principal Payments Received	$15,655,799.24
	ii	Consolidation Principal Payments	366,282.92
	iii	Purchases by Servicer (Delinquencies >180)	2,889,717.87
	iv	Reimbursements by Seller	2,216.50
	v	Reimbursements by Servicer	133.96
	vi	Other Re-purchased Principal	32,650.60

	vii	Total Principal Collections	$18,946,801.09

B	Interest Collections
	i	Interest Payments Received	$6,411,053.04
	ii	Consolidation Interest Payments	8,905.10
	iii	Purchases by Servicer (Delinquencies >180)	114,567.43
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.19
	vi	Other Re-purchased Interest	383.40
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	89,105.65

	ix	Total Interest Collections	$6,624,014.81

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$490,010.47

G	Borrower Incentive Reimbursements		$85,014.93

H	Interest Rate Cap Proceeds		$0.00

I	Gross Swap Receipt		$4,747,855.78

J	Other Deposits		$51,436.27

	TOTAL FUNDS RECEIVED		$30,945,133.35

	LESS FUNDS PREVIOUSLY REMITTED:
	ii Funds Allocated to the Future Distribution Account		$(7,930,970.25)
	iii Funds Released from the Future Distribution Account		$5,318,669.61

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$28,332,832.71

K	Amount released from Cash Capitalizaton Account		$28,347,279.93

L	TOTAL AVAILABLE FUNDS		$56,680,112.64

M	Servicing Fees Due for Current Period		$673,848.16

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$693,848.16

IV. 2003-B Future Distribution Account Activity

A	Account Reconciliation

	i	Beginning Balance	9/15/2004	$2,337,028.93
	ii	Total Allocations for Distribution Period		$5,593,941.32
	iii	Total Payments for Distribution Period		$(2,612,300.64)
	iv	Funds Released to the Collection Account		$(5,318,669.61)

	v	Total Balance Prior to Current Month Allocations		$0.00

	vi	Ending Balance	12/15/2004	$3,055,216.77

B	Monthly Allocations to the Future Distribution Account

	Monthly Allocation Date		9/15/2004
	i	Primary Servicing Fees		$681,906.08
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		37,877.50
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		1,610,578.69
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Balance as of	9/15/2004	$2,337,028.93

	Monthly Allocation Date		10/15/2004
	i	Primary Servicing Fees		$678,885.20
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		39,140.08
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		2,097,545.65
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Total Allocations		$2,822,237.59

	Monthly Allocation Date		11/15/2004
	i	Primary Servicing Fees		$676,385.02
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		37,877.50
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		2,050,774.55
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Total Allocations		$2,771,703.73

C	Total Future Distribution Account Deposits Previously Allocated			$7,930,970.25

D	Current Month Allocations		12/15/2004
	i	Primary Servicing		$673,848.16
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		42,927.84
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		2,331,774.11
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Total Allocations on the Distribution Date		$3,055,216.77

V. 2003-B Auction Rate Security Detail

A	Auction Rate Securities — Payments During Distribution Period

	i	Payment Date	Security Description	Interest Rate	No. of Days	Start Date	End Date	Interest Payment
		09/16/2004	SLMPC TRUST 2003B A4	1.670000%	28	08/19/2004	09/16/2004	141,578.89
		10/12/2004	SLMPC TRUST 2003B A3	1.820000%	29	09/13/2004	10/12/2004	159,806.11
		10/14/2004	SLMPC TRUST 2003B A4	1.820000%	28	09/16/2004	10/14/2004	154,295.56
		11/08/2004	SLMPC TRUST 2003B A3	1.950000%	27	10/12/2004	11/08/2004	159,412.50
		11/12/2004	SLMPC TRUST 2003B A4	1.920000%	29	10/14/2004	11/12/2004	168,586.67
		12/06/2004	SLMPC TRUST 2003B A3	2.070000%	28	11/08/2004	12/06/2004	175,490.00
		12/09/2004	SLMPC TRUST 2003B A4	2.130000%	27	11/12/2004	12/09/2004	174,127.50

	ii	Auction Rate Note Interest Paid During Distribution Period			9/15/04-12/15/04			$1,133,297.23
	iii	Broker/Dealer Fees Paid During Distribution Period			9/15/04-12/15/04			$118,688.90
	iv	Auction Agent Fees Paid During Distribution Period			9/15/04-12/15/04			$5,044.29
	v	Primary Servicing Fees Remitted			9/15/04-12/15/04			$1,355,270.22

	vi	Total						$2,612,300.64
		- Less: Auction Rate Security Interest Payments due on the Distribution Date						$0.00
		- Less: Auction Rate Security Auction Agent Fees due on the Distribution Date						$0.00
		- Less: Auction Rate Security Broker Dealer Fees due on the Distribution Date						$0.00

B	Total Payments Out of Future Distribution Account During Collection Period							$2,612,300.64

C	Funds Released to Collection Account							$5,318,669.61

D	Auction Rate Student Loan Rates			Sep-04	Oct-04	Nov-04

				3.93135%	3.93130%	4.40530%

VI. 2003-B Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool		8/31/2004	11/30/2004

		September 15, 2003 to March 17, 2008	15%		$187,092,047.70	$187,092,047.70
		June 16, 2008 to March 15, 2011	18%
		June 15, 2011 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)			$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period			$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period			$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period			$0.00	$0.00

	v	Total Recoveries for Period			$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer*			$3,983,569.75	$6,873,287.62
	iii	Cumulative Interest Purchases by Servicer*			146,625.84	261,193.27

	iv	Total Gross Defaults:			$4,130,195.59	$7,134,480.89

VII. 2003-B Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:
In School	4.702%	5.185%	41,692	40,119	30.375%	29.568%	$363,018,163.19	$348,160,916.39	31.192%	29.970%

Grace	4.771%	5.445%	18,126	6,266	13.206%	4.618%	164,124,973.69	58,296,842.05	14.102%	5.018%

Deferment	5.034%	5.466%	4,798	6,947	3.496%	5.120%	37,410,296.68	56,486,762.65	3.214%	4.862%

TOTAL INTERIM	4.744%	5.252%	64,616	53,332	47.077%	39.306%	$564,553,433.56	$462,944,521.09	48.509%	39.851%
REPAYMENT
Active
Current	4.883%	5.304%	60,295	72,697	43.929%	53.578%	$486,042,998.40	$608,170,080.16	41.763%	52.352%
31-60 Days Delinquent	5.520%	6.412%	1,838	1,446	1.339%	1.066%	15,244,867.91	12,067,191.11	1.310%	1.039%
61-90 Days Delinquent	5.550%	6.792%	1,012	753	0.737%	0.555%	8,471,793.93	6,050,623.16	0.728%	0.521%
91-120 Days Delinquent	5.897%	6.615%	518	525	0.377%	0.387%	4,444,678.09	4,471,301.71	0.382%	0.385%
121-150 Days Delinquent	6.497%	6.809%	280	608	0.204%	0.448%	2,442,009.33	5,327,539.15	0.210%	0.459%
151-180 Days Delinquent	6.381%	6.822%	122	261	0.089%	0.192%	1,108,591.18	2,150,028.40	0.095%	0.185%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

Forbearance	5.463%	5.980%	8,576	6,062	6.248%	4.468%	81,494,824.25	60,513,689.61	7.002%	5.209%

TOTAL REPAYMENT	5.004%	5.419%	72,641	82,352	52.923%	60.694%	$599,249,763.09	$698,750,453.30	51.491%	60.149%

GRAND TOTAL	4.878%	5.352%	137,257	135,684	100.000%	100.000%	$1,163,803,196.65	$1,161,694,974.39	100.000%	100.000%

* Percentages may not total 100% due to rounding

VIII. 2003-B Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

-Signature Loans	5.397%	104,859	$917,721,647.65	78.999%
-Law Loans	5.270%	21,434	148,135,979.88	12.752%
-Med Loans	4.975%	5,860	47,505,733.44	4.089%
-MBA Loans	4.991%	3,531	48,331,613.42	4.160%

- Total	5.352%	135,684	$1,161,694,974.39	100.000%

* Percentages may not total 100% due to rounding

IX. 2003-B Interest Rate Swap and Cap Calculations

A	Swap Payments
					Counterparty A	Counterparty B

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$499,540,589.58	$499,540,589.58
	Counterparty Pays:
	ii	3 Month Libor			1.88000%	1.88000%
	iii	Gross Swap Receipt Due Trust			$2,373,927.89	$2,373,927.89
	iv	Days in Period	9/15/2004	12/15/2004	91	91

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less	2.6300%		1.87000%	1.87000%
	vi	Gross Swap Payment Due Counterparty			$2,322,590.77	$2,322,590.77
	vii	Days in Period	9/15/2004	12/15/2004	91	91

B	Cap Payments
					Cap Calculation

	i	Notional Swap Amount			$870,000,000.00
	Counterparty Pays:
	ii	3 Month Libor (interpolated for first accrual period)			1.88000%
	iii	Cap Rate			6.00000%

	iv	Excess (if any) of Libor over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	9/15/2004	12/15/2004	91
	vi	Cap Payment due Trust			$0.00

X. 2003-B Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.0050050	(9/15/04—12/15/04)	1.98000%

B	Class A-2 Interest Rate	0.0057633	(9/15/04—12/15/04)	2.28000%

C	Class B Interest Rate	0.0065217	(9/15/04—12/15/04)	2.58000%

D	Class C Interest Rate	0.0087967	(9/15/04—12/15/04)	3.48000%

XI. 2003-B Inputs From Prior Period 8/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$1,163,803,196.65
	ii	Interest To Be Capitalized		51,369,803.81

	iii	Total Pool		$1,215,173,000.46
	iv	Cash Capitalization Account (CI)		102,590,156.00

	v	Asset Balance		$1,317,763,156.46

B	Total Note and Certificate Factor			0.9610197
C	Total Note Balance			$1,290,765,742.98

D	Note Balance 9/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i	Current Factor	0.9097323	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$527,644,742.98	$440,506,000.00	$109,000,000.00	$109,000,000.00	$43,871,000.00	$60,744,000.00
	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
F	Unpaid Administration fees from Prior Quarter(s)			$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

XII. 2003-B Note Parity Triggers

			Class A	Class B	Class C
	Notes Outstanding	9/15/04	$1,186,150,743	$1,230,021,743	$1,290,765,743
	Asset Balance	8/31/04	$1,317,763,156	$1,317,763,156	$1,317,763,156

	Pool Balance	11/30/04	$1,205,679,951	$1,205,679,951	$1,205,679,951
	Amounts on Deposit*	12/15/04	120,404,329	120,118,215	119,583,869
	Total		$1,326,084,280	$1,325,798,166	$1,325,263,820

	Are the Notes in Excess of the Asset Balance?		No	No	No
	Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

	Are the Notes Parity Triggers in Effect?		No	No	No

	Class A Enhancement		$131,612,413.48
	Specified Class A Enhancement		$191,988,424.05	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

	Class B Enhancement		$87,741,413.48
	Specified Class B Enhancement		$129,592,186.23	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

	Class C Enhancement		$26,997,413.48
	Specified Class C Enhancement		$38,397,684.81	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through F for the Class A; Items B through H for the Class B; and Items B through J for the Class C

XIII. 2003-B Cash Capitalization Account

A	Cash Capitalization Account Balance as of Collection End Date	11/30/2004		$102,590,156.00
	Less: Excess of Trust fees & Note interest due over Available Funds	12/15/2004		$—

	Cash Capitalization Account Balance (CI)*			$102,590,156.00

B	5.50% of initial Asset Balance			$74,242,876.07
	Excess, CI over 5.50% of initial Asset Balance			$28,347,279.93
	Release excess to Collection Account?**	12/15/2004		RELEASE FROM CASH CAP

C	3.50% of initial Asset Balance			$53,030,248.58
	Excess, CI over 3.50% of initial Asset Balance			$49,559,907.42
	Release excess to Collection Account?**	12/15/2004		DO NOT RELEASE

	Release from Cash Capitalization Account ®*	12/15/2004		$28,347,279.93

*as defined under “Asset Balance” on page S-79 of the prospectus supplement
**determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-58 of the prospectus supplement

XIV. 2003-B Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	9/15/2004	$1,186,150,742.98
	iii	Asset Balance	11/30/2004	$1,279,922,826.98

	iv	First Priority Principal Distribution Amount	12/15/2004	$0.00

	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	9/15/2004	$1,230,021,742.98
	vii	Asset Balance	11/30/2004	$1,279,922,826.98
	viii	First Priority Principal Distribution Amount	12/15/2004	$0.00

	ix	Second Priority Principal Distribution Amount	12/15/2004	$0.00

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	9/15/2004	$1,290,765,742.98
	xii	Asset Balance	11/30/2004	$1,279,922,826.98
	xiii	First Priority Principal Distribution Amount	12/15/2004	$0.00
	xiv	Second Priority Principal Distribution Amount	12/15/2004	$0.00

	xv	Third Priority Principal Distribution Amount	12/15/2004	$10,842,916.00

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	9/15/2004	$1,290,765,742.98

	ii	Asset Balance	11/30/2004	$1,279,922,826.98
	iii	Specified Overcollateralization Amount	12/15/2004	$26,997,411.48
	iv	First Priority Principal Distribution Amount	12/15/2004	$0.00
	v	Second Priority Principal Distribution Amount	12/15/2004	$0.00
	vi	Third Priority Principal Distribution Amount	12/15/2004	$10,842,916.00
	vii	Regular Principal Distribution Amount		$26,997,411.48

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	11/30/2004	$1,279,922,826.98
	iii	85% of Asset Balance	11/30/2004	$1,087,934,402.92
	iv	Specified Overcollateralization Amount	12/15/2004	$26,997,411.48
	v	Lesser of (iii) and (ii — iv)		$1,087,934,402.92
	vi	Class A Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$37,840,327.48
	vii	Class A Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	11/30/2004	$1,279,922,826.98
	iii	89.875% of Asset Balance	11/30/2004	$1,150,330,640.75
	iv	Specified Overcollateralization Amount	12/15/2004	$26,997,411.48
	v	Lesser of (iii) and (ii — iv)		$1,150,330,640.75

	vi	Class B Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$0.00
	vii	Class B Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	11/30/2004	$1,279,922,826.98
	iii	97% of Asset Balance	11/30/2004	$1,241,525,142.16
	iv	Specified Overcollateralization Amount	12/15/2004	$26,997,411.48
	v	Lesser of (iii) and (ii — iv)		$1,241,525,142.16
	vi	Class C Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$0.00
	vii	Class C Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

XV. 2003-B Waterfall for Distributions

						Remaining
						Funds Balance

A		Total Available Funds (Sections III-L)			$56,680,112.64	$56,680,112.64

B		Primary Servicing Fees — Current Month plus any Unpaid			$673,848.16	$56,006,264.48

C		Quarterly Administration Fee plus any Unpaid			$20,000.00	$55,986,264.48

D		Auction Fees Due	12/15/2004		$0.00	$55,986,264.48
		Broker/Dealer Fees Due	12/15/2004		$0.00	$55,986,264.48

E		Gross Swap Payment due Counterparty A			$2,322,590.77	$53,663,673.71
		Gross Swap Payment due Counterparty B			$2,322,590.77	$51,341,082.94

F	i	Class A-1 Noteholders’ Interest Distribution Amount due		12/15/2004	$2,640,861.94	$48,700,221.00
	ii	Class A-2 Noteholders’ Interest Distribution Amount due		12/15/2004	$2,538,768.23	$46,161,452.77
	iii	Class A-3 Noteholders’ Interest Distribution Amount due		12/15/2004	$0.00	$46,161,452.77
	iv	Class A-4 Noteholders’ Interest Distribution Amount due		12/15/2004	$0.00	$46,161,452.77
	v	Swap Termination Fees due		12/15/2004	$0.00	$46,161,452.77

G		First Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$46,161,452.77

H		Class B Noteholders’ Interest Distribuition Amount due		12/15/2004	$286,113.50	$45,875,339.27

I		Second Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$45,875,339.27

J		Class C Noteholders’ Interest Distribuition Amount			$534,346.74	$45,340,992.53

K		Third Priority Principal Distribution Amount — Principal Distribution Account			$10,842,916.00	$34,498,076.53

L		Increase to the Specified Reserve Account Balance			$0.00	$34,498,076.53

M		Regular Principal Distribution Amount — Principal Distribution Account			$26,997,411.48	$7,500,665.05

N		Carryover Servicing Fees			$0.00	$7,500,665.05

O		Auction Rate Noteholder’s Interest Carryover
	i	Class A-3			$0.00	$7,500,665.05
	ii	Class A-4			$0.00	$7,500,665.05

P		Swap Termination Payments			$0.00	$7,500,665.05

Q		Additional Principal Distribution Amount — Principal Distribution Account			$0.00	$7,500,665.05

R		Remaining Funds to the Certificateholders			$7,500,665.05	$0.00

XVI. 2003-B Principal Distribution Account Allocations

				Remaining
				Funds Balance

A		Total from Collection Account	$37,840,327.48	$37,840,327.48

B	i	Class A-1 Principal Distribution Amount Paid	$37,840,327.48	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid (or allocated)	$0.00
	iv	Class A-4 Principal Distribution Amount Paid (or allocated)	$0.00

C		Class B Principal Distribution Amount Paid	$0.00	$0.00

D		Class C Principal Distribution Amount Paid	$0.00	$0.00

E		Remaining Class C Distribution Paid	$0.00	$0.00

F		Remaining Class B Distribution Paid	$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid (or allocated)	$0.00	$0.00
	iv	Remaining Class A-4 Distribution Paid (or allocated)	$0.00	$0.00

XVII. 2003-B Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due	$2,640,861.94	$2,538,768.23	$0.00	$0.00	$286,113.50	$534,346.74
	ii	Quarterly Interest Paid	2,640,861.94	2,538,768.23	0.00	0.00	286,113.50	534,346.74

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount	$37,840,327.48	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or allocated)	37,840,327.48	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$40,481,189.42	$2,538,768.23	$0.00	$0.00	$286,112.50	$534,346.74

B	Note Balances			9/15/2004	Paydown Factors	12/15/2004
	i	A-1 Note Balance	78443CAL8	$527,644,742.98		$489,804,415.50
		A-1 Note Pool Factor		0.9097323	0.0652419	0.8444904

	ii	A-2 Note Balance	78443CAM6	$440,506,000.00		$440,506,000.00
		A-2 Note Pool Factor		1.0000000	0.0000000	1.0000000	Next ARS
							Pay Date	Balances
	iii	A-3 Note Balance	78443CAN4	$109,000,000.00		$109,000,000.00	01/05/04	$109,000,000.00
		A-3 Note Pool Factor		1.0000000	0.0000000	1.0000000		1.0000000

	iv	A-4 Note Balance	78443CAP9	$109,000,000.00		$109,000,000.00	01/07/04	$109,000,000.00
		A-4 Note Pool Factor		1.0000000	0.0000000	1.0000000		1.0000000

	v	B Note Balance	78443CAQ7	$43,871,000.00		$43,871,000.00
		B Note Pool Factor		1.0000000	0.0000000	1.0000000

	vi	C Note Balance	78443CAR5	$60,744,000.00		$60,744,000.00
		C Note Pool Factor		1.0000000	0.0000000	1.0000000

XVIII. 2003-B Historical Pool Information

			9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	9/1/03-11/30/03	5/12/03-8/31/03
Beginning Student Loan Portfolio Balance			$1,163,803,196.65	$1,173,427,505.40	$1,186,496,470.29	$1,195,939,429.02	$1,200,884,933.59	$1,213,584,181.19

	Student Loan Principal Activity
	i	Principal Payments Received	$16,022,082.16	$16,133,971.49	$15,817,587.68	$15,003,126.63	$13,667,042.37	$17,100,588.84
	ii	Purchases by Servicer (Delinquencies >180)	2,889,717.87	1,506,140.57	959,575.93	873,946.62	559,869.36	84,037.27
	iii	Other Servicer Reimbursements	133.96	2.96	—	(1,322.52)	(149.03)	1,451.27
	iv	Seller Reimbursements	34,867.10	4,629.15	133,025.56	116,421.08	367,922.80	351,510.41

	v	Total Principal Collections	$18,946,801.09	$17,644,744.17	$16,910,189.17	$15,992,171.81	$14,594,685.50	$17,537,587.79
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—	$—
	ii	Capitalized Interest	(15,199,777.94)	(7,408,952.30)	(3,655,012.84)	(5,854,349.22)	(8,249,407.98)	(4,262,967.89)
	iii	Capitalized Insurance Fee	(1,616,581.41)	(623,181.21)	(186,431.95)	(674,296.39)	(1,385,464.79)	(552,253.51)
	iv	Other Adjustments	(22,219.48)	11,698.09	220.51	(20,567.47)	(14,308.16)	(23,118.79)

	v	Total Non-Cash Principal Activity	$(16,838,578.83)	$(8,020,435.42)	$(3,841,224.28)	$(6,549,213.08)	$(9,649,180.93)	$(4,838,340.19)
(-)	Total Student Loan Principal Activity		$2,108,222.26	$9,624,308.75	$13,068,964.89	$9,442,958.73	$4,945,504.57	$12,699,247.60

	Student Loan Interest Activity

	i	Interest Payments Received	$6,419,958.14	$6,123,862.01	$5,775,774.65	$5,608,829.54	$5,027,397.61	$6,183,151.81
	ii	Repurchases by Servicer (Delinquencies >180)	114,567.43	59,377.92	39,153.53	28,138.44	16,643.99	3,311.96
	iii	Other Servicer Reimbursements	0.19	27.28	—	(60.47)	439.55	109.11
	iv	Seller Reimbursements	383.40	360.97	7,793.30	5,450.89	17,786.53	13,788.32
	v	Late Fees	89,105.65	80,172.23	64,370.66	62,355.04	42,355.90	54,949.49
	vi	Collection Fees	—	—	—	—	—	—

	viii	Total Interest Collections	6,624,014.81	6,263,800.41	5,887,092.14	5,704,713.44	5,104,623.58	6,255,310.69
	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—	$—
	ii	Capitalized Interest	15,199,777.94	7,408,952.30	3,655,012.84	5,854,349.22	8,249,407.98	4,262,967.89
	iii	Other Interest Adjustments	10,561.37	7,338.73	23,748.14	35,994.82	14,061.15	66,512.42

	iv	Total Non-Cash Interest Adjustments	$15,210,339.31	$7,416,291.03	$3,678,760.98	$5,890,344.04	$8,263,469.13	$4,329,480.31

	v	Total Student Loan Interest Activity	$21,834,354.12	$13,680,091.44	$9,565,853.12	$11,595,057.48	$13,368,092.71	$10,584,791.00

(=)	Ending Student Loan Portfolio Balance		$1,161,694,974.39	$1,163,803,196.65	$1,173,427,505.40	$1,186,496,470.29	$1,195,939,429.02	$1,200,884,933.59
(+)	Interest to be Capitalized		$43,984,976.52	$51,369,803.81	$50,900,994.85	$46,256,264.47	$43,786,901.54	$42,721,528.57

(=)	TOTAL POOL		$1,205,679,950.91	$1,215,173,000.46	$1,224,328,500.25	$1,232,752,734.76	$1,239,726,330.56	$1,243,606,462.16

(+)	Cash Capitalization Account Balance (CI)		$74,242,876.07	$102,590,156.00	$102,590,156.00	$102,590,156.00	$102,590,156.00	$102,590,156.00

(=)	Asset Balance		$1,279,922,826.98	$1,317,763,156.46	$1,326,918,656.25	$1,335,342,890.76	$1,342,316,486.56	$1,346,196,618.16

XIX. 2003-B Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Sep-03	$1,243,606,462	2.25%
Dec-03	$1,239,726,331	2.34%
Mar-04	$1,232,752,735	2.35%
Jun-04	$1,224,328,500	2.40%
Sep-04	$1,215,173,000	2.42%
Dec-04	$1,205,679,951	2.71%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.